TRAEGER ANNOUNCES FIRST QUARTER FISCAL 2025 RESULTS
Implementing Pricing and Other Actions to Mitigate Direct Tariff Impact
Focused on Protecting Balance Sheet Health and Maximizing Cash Flow
SALT LAKE CITY, Ut., May 1, 2025 (BUSINESS WIRE) -- Traeger, Inc. ("Traeger" or the "Company") (NYSE: COOK), creator and category leader of the wood pellet grill, today announced its financial results for the three months ended March 31, 2025.
First Quarter FY 25 Results
•Total revenues decreased 1.1% to $143.3 million
•Grill revenues increased 12.8% to $86.7 million
•Net loss of $0.8 million; net loss of $0.01 per share
•Adjusted EBITDA of $22.5 million
Jeremy Andrus, CEO of Traeger, commented, "Our first quarter results were largely inline with our expectations. During the quarter, our grills business grew 13% which benefited from increased consumer demand and the launch of our new Woodridge series of wood pellet grills. The successful launch of Woodridge in the quarter speaks to our organization's strong product development engine and our commitment to bringing innovation to the outdoor cooking market. Offsetting the growth in grills was pressure on our accessories revenues due to continued challenges at MEATER. We will continue to implement strategic actions to stabilize MEATER's sales and profitability."
Mr. Andrus continued, "As we look to the balance of 2025, we face a very dynamic macroeconomic environment. The Traeger team has confronted challenges in the past, and we are quickly reacting to the current challenges by taking actions to manage those elements that are within our control. In the Outlook and Strategic Actions Update section of this release, we provide additional details on the actions we are taking to seek to mitigate the incremental costs of tariffs in an effort to protect Adjusted EBITDA and to promote balance sheet health via supply chain savings, cost reductions and strategic pricing actions."
"Given the uncertainty around rapidly evolving trade policy and the implications on the economy and our business, we are withdrawing financial guidance for Fiscal 2025. While we have seen healthy consumer demand so far this quarter, the impact of broader macroeconomic pressures on an already fragile consumer makes forecasting this year a challenge. We will provide updates to our outlook as we better understand these dynamics," concluded Mr. Andrus.

Operating Results for the First Quarter
Total revenue decreased by 1.1% to $143.3 million, compared to $144.9 million in the first quarter last year.
•Grills revenues increased 12.8% to $86.7 million as compared to the first quarter last year. The increase was driven by growth in unit volume, offset by a reduction in average selling price.
•Consumables revenues decreased 6.1% to $30.3 million as compared to the first quarter last year. The decrease was driven by a reduction in unit volumes of wood pellets and food consumables, partially offset by an increase in the average selling price of wood pellets.
•Accessories revenues decreased 26.6% to $26.3 million as compared to the first quarter last year. This decrease was driven primarily by lower sales of MEATER smart thermometers, partially offset by an increase in Traeger branded accessories.
North America revenue increased 5.6% in the first quarter compared to the prior year. Rest of World revenue declined 46.5% in the first quarter compared to the prior year.
Gross profit decreased to $59.5 million, compared to $62.6 million in the first quarter last year. Gross margin was 41.5% in the first quarter, compared to 43.2% in the same period last year. The decrease in gross margin was driven primarily by product mix shifts and increased funding for promotional activity, offset by favorability from lower warranty expense and supply chain management.
Sales and marketing expenses were $22.2 million, compared to $21.7 million in the first quarter last year. The increase in sales and marketing expense was driven by increases in employee related expenses partially offset by decreases in demand creation costs.
General and administrative expenses were $25.0 million, compared to $32.1 million in the first quarter last year. The decrease in general and administrative expense was driven by a decrease in stock-based compensation expense, as well as lower legal costs, partially offset by higher employee costs.
Net loss was $0.8 million in the first quarter, or $0.01 per diluted share, as compared to net loss of $4.7 million in the first quarter of last year, or $0.04 per diluted share.1
Adjusted net income was $6.6 million, or $0.05 per diluted share as compared to adjusted net income of $4.7 million, or $0.04 per diluted share in the first quarter last year.2
Adjusted EBITDA was $22.5 million in the first quarter as compared to $24.4 million in the same period last year.2

1 There were no dilutive securities outstanding as of March 31, 2025 and 2024.
2 Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Balance Sheet
Cash and cash equivalents at the end of the first quarter totaled $12.0 million, compared to $15.0 million at December 31, 2024.
Inventory at the end of the first quarter was $127.2 million, compared to $107.4 million at December 31, 2024 and $99.9 million at March 31, 2024.

Fiscal 2025 Outlook and Strategic Actions Update
Due to macroeconomic uncertainty related to rapidly evolving trade policy and consumer sentiment, the Company is withdrawing its prior guidance for Fiscal 2025. In an effort to offset the direct impact of tariffs as well as to promote balance sheet health and to maximize cash flow, the Company is implementing a number of mitigation strategies. These efforts include:
•Supply Chain. The Company has identified savings and efficiencies across its supply chain, including cost negotiations with its contract manufacturers. Moreover, the Company is working to diversify production further outside of China into regions where it expects tariffs and costs to be lower and expects a meaningful reduction in the portion its production occurring in China in 2026.
•Strategic Pricing Actions. In collaboration with its retail partners, the Company has implemented strategic pricing increases across its product portfolio.
•Cost Reduction. The Company has implemented a cost savings initiative to drive efficiencies in its cost structure. Near-term, this includes the deferral of certain non-essential expenditures and projects, a material reduction in travel and entertainment spending, as well as a significant reduction in hiring. The Company expects to identify further cost savings opportunities during Fiscal 2025.
•Inventory Management. In light of the uncertain demand environment and to promote balance sheet health, the Company has significantly reduced purchase orders on grills and will reassess purchase plans with further sell-through data in the coming months. The Company expects that inventory on hand and in transit is sufficient to appropriately service near-term demand.
Conference Call Details
A conference call to discuss the Company's first quarter results is scheduled for Thursday, May 1, 2025, at 4:30 p.m. ET. To participate, please dial (833) 470-1428 or +1 (404) 975-4839 for international callers, conference ID 568995. The conference call will also be webcast live at https://investors.traeger.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial (866) 813-9403, conference ID 504615. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website at https://investors.traeger.com. A supplemental presentation has also been posted to the Company's website at https://investors.traeger.com.
About Traeger
Traeger Grills, headquartered in Salt Lake City, is the creator and category leader of the wood pellet grill, an outdoor cooking system that ignites all-natural hardwoods to grill, smoke, bake, roast, braise, and barbecue. In 2023, Traeger entered the griddle category, further establishing its leadership position in the outdoor cooking space. Traeger grills are versatile and easy to use, empowering cooks of all skill sets to create delicious meals with flavor that cannot be replicated. Grills are at the core of our platform and are complemented by Traeger wood pellets, rubs, sauces, accessories, and MEATER smart thermometers.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our mitigation efforts to offset the direct impact of tariffs, our implementation of strategic actions to stabilize MEATER's sales and profitability, and the release of updates to our outlook as we better understand macroeconomic dynamics. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our history of operating losses; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; United States trade policies that restrict imports or increase import tariffs, including the impact of recently implemented and proposed tariffs; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; the use of social media and community ambassadors affecting our reputation or subjecting us to fines or other penalties; issues in relation to environmental, social and governance matters; any decline in demand from certain retailers; risks associated with our significant international operations; our reliance on limited number of third-party manufacturers; and the other factors discussed under the caption "Risk Factors" in our periodic and current reports filed with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2024. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
CONTACT:
Investors:
Nick Bacchus
Traeger, Inc.
investor@traeger.com
Media:
The Brand Amp
Traeger@thebrandamp.com

TRAEGER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$12,034	$14,981
Accounts receivable, net	94,958	85,331
Inventories	127,236	107,367
Prepaid expenses and other current assets	18,349	35,444
Total current assets	252,577	243,123
Property, plant, and equipment, net	35,616	36,949
Operating lease right-of-use assets	43,093	44,370
Goodwill	74,725	74,725
Intangible assets, net	418,129	428,536
Other non-current assets	1,460	2,974
Total assets	$825,600	$830,677
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$19,073	$27,701
Accrued expenses	64,989	82,143
Line of credit	25,000	5,000
Current portion of notes payable	250	250
Current portion of operating lease liabilities	3,793	3,790
Other current liabilities	1,414	3,357
Total current liabilities	114,519	122,241
Notes payable, net of current portion	398,732	398,445
Operating lease liabilities, net of current portion	25,737	26,646
Deferred tax liability	6,373	6,376
Other non-current liabilities	689	539
Total liabilities	546,050	554,247
Commitments and contingencies—See Note 10
Stockholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized and no shares issued or outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized
Issued and outstanding shares - 130,836,058 and 130,648,819 as of March 31, 2025 and December 31, 2024	13	13
Additional paid-in capital	966,142	960,966
Accumulated deficit	(689,663)	(688,885)
Accumulated other comprehensive income	3,058	4,336
Total stockholders’ equity	279,550	276,430
Total liabilities and stockholders’ equity	$825,600	$830,677

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$143,283	$144,914
Cost of revenue	83,824	82,351
Gross profit	59,459	62,563
Operating expenses:
Sales and marketing	22,210	21,679
General and administrative	25,019	32,138
Amortization of intangible assets	8,818	8,819
Total operating expense	56,047	62,636
Income (loss) from operations	3,412	(73)
Other income (expense):
Interest expense	(7,893)	(8,096)
Other income, net	2,103	3,676
Total other expense	(5,790)	(4,420)
Loss before provision for income taxes	(2,378)	(4,493)
Provision (benefit) for income taxes	(1,600)	190
Net loss	$(778)	$(4,683)
Net loss per share, basic and diluted	$(0.01)	$(0.04)
Weighted average common shares outstanding, basic and diluted	129,295,421	125,196,934
Other comprehensive income (loss):
Foreign currency translation adjustments	$(272)	$87
Amortization of dedesignated cash flow hedge	(1,006)	(2,225)
Total other comprehensive loss	(1,278)	(2,138)
Comprehensive loss	$(2,056)	$(6,821)

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(778)	$(4,683)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	3,749	3,619
Amortization of intangible assets	10,492	10,629
Amortization of deferred financing costs	477	504
Loss on disposal of property, plant and equipment	14	407
Stock-based compensation expense	5,176	10,098
Unrealized loss (gain) on derivative contracts	332	(1,124)
Amortization of dedesignated cash flow hedge	(1,006)	(2,225)
Other non-cash adjustments	398	557
Change in operating assets and liabilities:
Accounts receivable	(9,627)	(19,110)
Inventories	(19,869)	(3,727)
Prepaid expenses and other current assets	15,917	3,071
Other non-current assets	207	37
Accounts payable and accrued expenses	(26,319)	(10,651)
Net cash used in operating activities	(20,837)	(12,598)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(1,826)	(5,683)
Capitalization of patent costs	(85)	(152)
Proceeds from sale of property, plant, and equipment	9	83
Net cash used in investing activities	(1,902)	(5,752)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on line of credit	25,000	21,000
Repayments on line of credit	(5,000)	(8,765)
Repayments of long-term debt	(63)	(63)
Principal payments on finance lease obligations	(145)	(123)
Net cash provided by financing activities	19,792	12,049
Net decrease in cash and cash equivalents	(2,947)	(6,301)
Cash and cash equivalents at beginning of period	14,981	29,921
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,034	$23,620

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

(Continued)	Three Months Ended March 31,
	2025	2024
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$8,367	$9,659
Income taxes paid (received), net of refunds	$764	$(516)
NON-CASH FINANCING AND INVESTING ACTIVITIES
Equipment purchased under finance leases	$347	$12
Property, plant, and equipment included in accounts payable and accrued expenses	$944	$523

TRAEGER, INC.
RECONCILIATIONS OF AND OTHER INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
(unaudited)
In addition to our results and measures of performance determined in accordance with U.S. GAAP, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.
Each of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA Margin, and Adjusted Net Income Margin are key performance measures that our management uses to assess our financial performance and are also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because they provide a comparable overview of our operations across historical periods. In addition, we believe that providing each of Adjusted EBITDA and Adjusted Net Income, together with a reconciliation of Net Loss to each such measure, and providing Adjusted Net Income per share, together with a reconciliation of Net Loss per share to such measure, and Adjusted EBITDA Margin and Adjusted Net Income Margin, together with a reconciliation of Net Loss Margin to such measures, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation. For example, due to finite-lived intangible assets included on our balance sheet following our corporate reorganization in 2017, we have significant non-cash amortization expense attributable to the nature of our capital structure.
Each of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share are used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net Loss or Income (Loss) from Operations or Net Loss per share. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Each of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
The following table presents a reconciliation of Net Loss, Income (Loss) from Operations, Net Loss Margin, Income (Loss) from Operations Margin, and Net Loss per share, the most directly comparable financial measures calculated in accordance with U.S. GAAP, to Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Margin and Adjusted Net Income per share, respectively, on a condensed consolidated basis.

	Three Months Ended March 31,
	2025	2024

	(dollars in thousands, except share and per share amounts)
Net loss	$(778)	$(4,683)
Adjustments:
Other income (1)	(3,417)	(5,862)
Stock-based compensation	5,176	10,098
Non-routine legal expenses (2)	8	103
Amortization of acquisition intangibles (3)	8,112	8,255
Tax impact of adjusting items (4)	(2,534)	(3,227)
Adjusted net income	$6,567	$4,684

Net loss	$(778)	$(4,683)
Adjustments:
Provision for income taxes	(1,600)	190
Interest expense	7,893	8,096
Depreciation and amortization	14,242	14,247
Other income (5)	(2,411)	(3,637)
Stock-based compensation	5,176	10,098
Non-routine legal expenses (2)	8	103
Adjusted EBITDA	$22,530	$24,414

Revenue	$143,283	$144,914
Net loss margin	(0.5)%	(3.2)%
Adjusted net income margin	4.6%	3.2%
Adjusted EBITDA margin	15.7%	16.8%

Net loss per diluted share	$(0.01)	$(0.04)
Adjusted net income per diluted share	$0.05	$0.04
Weighted average common shares outstanding - diluted	129,295,421	125,196,934
(1)Represents realized and unrealized gains (losses) on the interest rate swap, including amortization of dedesignated cash flow hedge, losses on the disposal of property, plant, and equipment, and unrealized gains (losses) from foreign currency transactions and derivatives.
(2)Represents external legal expenses incurred in connection with the defense of a class action lawsuit and intellectual property litigation.
(3)Represents the amortization expense associated with intangible assets recorded in connection with the 2017 acquisition of Traeger Pellet Grills Holdings LLC.
(4)Represents the tax effect of non-GAAP adjustments calculated at an estimated blended statutory tax rate of 25.7% and 25.6% for the three months ended March 31, 2025 and 2024, respectively.
(5)Represents realized and unrealized gains (losses) on the interest rate swap, losses on the disposal of property, plant, and equipment, and unrealized gains (losses) from foreign currency transactions and derivatives.